UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2008 (April 18, 2008)

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, pursuant to the Indenture dated as of September 27, 2005 (the “Indenture”) between Cyberonics, Inc. (the “Company”), as issuer, and Wells Fargo Bank, National Association (the “Trustee”), as trustee, governing the Company’s sale of $125 million of 3.0% Senior Subordinated Convertible Notes due in 2012 (the “Notes”), the Company is required to deliver to the Trustee within 15 days after it files them with the Securities and Exchange Commission (the “SEC”) copies of all annual reports and of the information, documents and other reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

In July 2006, the Company received a notice of default and demand letter from the Trustee, pursuant to which the Trustee asserted that the Company was in default under the Indenture as a result of its failure (a) to file with the SEC its Annual Report on Form 10-K for the fiscal year ended April 28, 2006 (the “2006 Form 10-K”) by July 12, 2006 and (b) to deliver a copy of the 2006 Form 10-K to the Trustee by July 27, 2006.

In October 2006, the Company received a notice of acceleration and demand letter (the “Notice of Acceleration”) from the Trustee declaring the Notes due and payable at their principal amount, together with accrued and unpaid interest, and fees and expenses.  The Notice of Acceleration demanded that all such principal, interest, fees and expenses under the Notes be paid to the Trustee immediately.

Also in October 2006, the Company filed a declaratory judgment action styled Cyberonics, Inc. v. Wells Fargo Bank, N.A., as Trustee Under Indenture in the 165th District Court of Harris County, Texas.  In the lawsuit, the Company sought a declaration that no event of default had occurred under the Indenture.  In January 2007, the Trustee removed the lawsuit to the United States District Court for the Southern District of Texas and filed a counterclaim for breach of the Indenture.  In March 2007, the Trustee filed a motion for partial summary judgment seeking a determination that the Company had breached the Indenture.  The Company responded to the Trustee’s motion and filed its own motion for summary judgment seeking a declaration that the Indenture has not been breached.

In June 2007, the District Court issued its Memorandum Opinion and Order denying the Trustee’s motion for partial summary judgment and granting the Company’s motion for summary judgment.  The District Court found that the Indenture “unambiguously requires only that Cyberonics deliver copies of the annual reports and other documents to Wells Fargo within 15 days after having filed those documents.”

In July 2007, the Trustee appealed the District Court’s judgment to the United States Court of Appeals for the Fifth Circuit.  The appeal was still pending on April 18, 2008, when the Company and the Trustee entered into a Settlement Agreement and Release, a copy of which is attached as Exhibit 10.1, and a Supplemental Indenture, a copy of which is attached as Exhibit 10.2.  Pursuant to the Settlement Agreement and Release, the Trustee agreed to dismiss with prejudice its claims for breach of the Indenture and to release the Company from any claim for breach of the Indenture in exchange for the Company’s execution of the Supplemental Indenture.  Pursuant to the terms of the Supplemental Indenture, the Company agreed to repurchase for par value any Note tendered to the Company on December 27, 2011.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Settlement Agreement and Release dated April 18, 2008 between Cyberonics, Inc. and Wells Fargo Bank, N.A., as Trustee

10.2	Supplemental Indenture dated April 18, 2008 between Cyberonics, Inc. and Wells Fargo Bank, N.A., as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By:/s/ David S. Wise
Name: David S. Wise
Title: Secretary

April 24, 2008

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